    Joby Reports Record Certification Progress and Delivery
of Second Aircraft to US Air Force at Edwards Air Force Base

•Joby reports Fourth Quarter and Full Year 2024 results
•Record progress on stage four of FAA certification
•Delivery of second aircraft to U.S. Air Force
•Plans to carry first passengers in late 2025 or early 2026
•More than $1B of additional funding and commitments made in the fourth quarter

Joby delivered a second electric air taxi to Edwards Air Force Base during the quarter, pictured here. Joby Aviation photo

Santa Cruz, CA, February 26, 2025 — Joby Aviation, Inc. (NYSE:JOBY), a company developing electric air taxis for commercial passenger service, today issued its Fourth Quarter and Full Year 2024 Shareholder Letter (https://joby-site.cdn.prismic.io/joby-site/Z75z057c43Q3gO6b_Joby-Aviation_2024-Q4-Shareholder-Letter.pdf) detailing the company’s operational and financial results for the period ending December 31, 2024. The company will host a live audio webcast of its conference call to discuss the results at 2:00 p.m. PT (5:00 p.m. ET) today.

Fourth Quarter 2024 Highlights include:

●Record Certification Progress: We made record progress on the fourth of five stages required to certify our aircraft for commercial passenger use in the US. We expect Type Inspection Authorization (“TIA”) flight testing to begin in the next 12 months.
●Defense Partnerships: We delivered a second aircraft to Edwards Air Force Base as part of our work with the U.S. Department of Defense. We now have five aircraft in our flight test fleet, including a hydrogen-hybrid aircraft.
●First Passenger Operations: We plan to deliver an aircraft to Dubai in the middle of 2025 to complete flight testing ahead of carrying our first passengers in late 2025 or early 2026.
●Strong Balance Sheet: We received more than $1B of additional funding and commitments in the fourth quarter.
●Successful demonstration flights in Korea: We became the first company to fly an electric air taxi as part of Korea’s K-UAM Grand Challenge.

Commenting on Joby’s full year results, JoeBen Bevirt, founder and CEO, said: “The sector-leading progress we made throughout 2024 puts Joby in a great position to capitalize on the opportunities presented by America’s renewed focus on innovation and manufacturing.

“As well as delivering record progress on certification, we scaled our manufacturing, delivered two aircraft to the Department of Defense and flew 561 miles with a hybrid, hydrogen-electric variant of our aircraft, bringing the flight test fleet to a total of five aircraft.

“The next 12 months mark a critical inflection point, not just for Joby, but for our entire industry, as we look ahead to carrying our first passengers, and I’m proud that Joby continues to lead the way towards this new era of flight.”

Joby ended the fourth quarter of 2024 with $933 million in cash, cash equivalents, and investments in marketable securities. This balance does not include expected Toyota investments totaling $500 million, to be made in two equal tranches of $250 million. All regulatory approvals are now in place for the first tranche of this investment to be made.

Fourth Quarter and Full Year Financial Results Webcast Details:

What: Joby Fourth Quarter and Full Year 2024 Financial Results Webcast

When: Wednesday, February 26, 2025

Time: 2:00 p.m. PT (5:00 p.m. ET)

Webcast: Upcoming Events (https://ir.jobyaviation.com/news-events/ir-calendar) section of the company website (www.jobyaviation.com).

If unable to attend the webcast, to listen by phone, please dial 1-877-407-9719 or 1-201-378-4906. A replay of the webcast will be available on the company website following the event.

About Joby
Joby Aviation, Inc. (NYSE:JOBY) is a California-based transportation company developing an all-electric, vertical take-off and landing air taxi which it intends to operate as part of a fast, quiet, and convenient service in cities around the world. To learn more, visit www.jobyaviation.com.

Forward Looking Statements
This release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the development and performance of our aircraft, the growth of our manufacturing capabilities, our regulatory outlook, progress and timing, including our plans to begin Type Inspection Authorization flight testing in the next 12 months; our planned operations with the Department of Defense; plans and timing related to certification and operation of our aircraft in the United Arab Emirates, including our plans to deliver our first aircraft to Dubai and begin in-market testing in mid-2025 and plans to carry our first passengers in late 2025 or early 2026; the expected timing of the Toyota investment; our business plan, objectives, goals and market opportunity; and our current expectations relating to our business, financial condition, results of operations, prospects, capital needs and growth of our operations. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to launch our air taxi service and the growth of the urban air mobility market generally; our ability to produce aircraft that meet our performance expectations in the volumes and on the timelines that we project; complexities related to obtaining certification and operating in foreign markets; the competitive environment in which we operate; our future capital needs; our ability to adequately protect and enforce our intellectual property rights; our ability to effectively respond to evolving regulations and standards relating to our aircraft; our reliance on third-party suppliers and service partners; uncertainties related to our estimates of the size of the market for our service and future revenue opportunities; and other important factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2024, our Quarterly Report on Form 10-Q, filed with the SEC on November 6, 2024, and in future filings and other reports we file with or furnish to the SEC. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Contact Details

Investors:

investors@jobyaviation.com

Media:

press@jobyaviation.com